Exhibit 99.1

Prime Medicine Announces Strategic Research Collaboration and License Agreement with Bristol Myers Squibb to Develop and Commercialize Multiple Prime Edited Ex Vivo T-Cell Therapies
Collaboration Combines Prime Medicine’s Precise, Multiplex Gene Editing Capabilities with Bristol Myers Squibb’s Broad Expertise in Development and Commercialization of Novel Cell Therapies
Prime Medicine to Receive $110 Million Upfront, with Potential for More Than $3.5 Billion in Milestones, Including $1.4 Billion in Development Milestones and More Than $2.1 Billion in Commercialization Milestones
CAMBRIDGE, Mass., Sept. 30, 2024 – Prime Medicine, Inc. (Nasdaq: PRME) today announced a strategic research collaboration and license agreement with Bristol Myers Squibb (NYSE: BMY) to develop reagents for the next generation of ex vivo T-cell therapies. Under the terms of the agreement, Prime Medicine will design optimized Prime Editor reagents for a select number of targets, including reagents that use its Prime Assisted Site-Specific Integrase Gene Editing (PASSIGE™) technology. Bristol Myers Squibb will be responsible for development, manufacturing and commercialization of the next generation cell therapies, with support from Prime Medicine in gene editing strategy and reagent development.
“We are excited to collaborate with Bristol Myers Squibb, a global leader in cell therapy for hematology, immunology, and oncology. Through this effort, we will apply our Prime Editing technology beyond the rare genetic diseases in our internal pipeline, potentially unlocking opportunities in areas of high unmet needs in immunological diseases and cancer,” said Keith Gottesdiener, M.D., President and Chief Executive Officer of Prime Medicine. “We are particularly excited that efforts under this collaboration will leverage our PASSIGE technology, that we believe will advance our one-step, non-viral, multi-kilobase-size gene editing approach into the clinic. There is tremendous opportunity for PASSIGE and Prime Editing to revolutionize the field of cell therapy, and we look forward to expanding our reach over time through both internal and partnered efforts.”
Prime Medicine’s PASSIGE technology combines Prime Editing with an integrase or other site-specific recombinase to introduce large gene-sized cargo into the genome for stable cargo expression. PASSIGE is delivered through an entirely non-viral manufacturing process without introducing double-stranded DNA breaks or off-target edits and may enable more precise and effective genetic modification.
“We are excited to enter this agreement with Prime Medicine as we continue to explore and invest in next generation approaches, including gene editing technologies, that may help unlock the full potential of cell therapy,” said Teri Foy, Senior Vice President of Cancer Immunology and Cell Therapy Therapeutic Research Center at Bristol Myers Squibb. “Integrating Prime Medicine’s technologies with our internal capabilities has the potential to open new avenues for innovation and we look forward to collaborating with them as we continue to bring the promise of cell therapy to immunology and oncology.”
Under the terms of the agreement, Prime Medicine will receive a $55 million upfront payment and a $55 million equity investment from Bristol Myers Squibb. Prime Medicine is also eligible to receive more than $3.5 billion in milestones, including up to $1.4 billion in development milestones and more than $2.1 billion in commercialization milestones, along with royalties on net sales.
About Prime Medicine
Prime Medicine is a leading biotechnology company dedicated to creating and delivering the next generation of gene editing therapies to patients. The Company is deploying its proprietary Prime Editing platform, a versatile, precise and efficient gene editing technology, to develop a new class of differentiated one-time curative genetic therapies. Designed to make only the right edit at the right position within a gene while minimizing unwanted DNA modifications, Prime Editors have the potential to repair almost all types of genetic mutations and work in many different tissues, organs and cell types. Taken together, Prime Editing’s versatile gene editing capabilities could unlock opportunities across thousands of potential indications.

Prime Medicine is currently progressing a diversified portfolio of investigational therapeutic programs organized around our core areas of focus: hematology, immunology and oncology, liver and lung. Across each core area, Prime Medicine is focused initially on a set of high value programs, each targeting a disease with well-understood biology and a clearly defined clinical development and regulatory path, and each expected to provide the foundation for expansion into additional opportunities. Over time, the Company intends to maximize Prime Editing’s broad and versatile therapeutic potential, as well as the modularity of the Prime Editing platform, to rapidly and efficiently expand beyond the diseases in its current pipeline, potentially including additional genetic diseases, immunological diseases, cancers, infectious diseases, and targeting genetic risk factors in common diseases, which collectively impact millions of people. For more information, please visit www.primemedicine.com.
© 2024 Prime Medicine, Inc. All rights reserved. PRIME MEDICINE, the Prime Medicine logos, and PASSIGE are trademarks of Prime Medicine, Inc. All other trademarks referred to herein are the property of their respective owners.
Prime Medicine Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Prime Medicine’s beliefs and expectations regarding: the collaboration with Bristol Myers Squibb and the intended and potential benefits thereof, including the receipt of potential milestone and royalty payments from commercial product sales, if any; the potential for Prime Editors to more precisely and effectively achieve genetic modification; the potential for Prime Editors to repair genetic mutations and offer curative genetic therapies for a wide spectrum of diseases; the potential of Prime Editors to reproducibly correct disease-causing genetic mutations across different tissues, organs and cell types, and the capacity of its Prime Editing and PASSIGE technology to edit CAR-T cells for the treatment of certain cancers and immune diseases; its ability to demonstrate superior off-target profiles for Prime Editing programs; its expectations regarding the breadth of Prime Editing technology and the implementation of its strategic plans for its business, programs, and technology; and the potential of Prime Editing to unlock opportunities across thousands of potential indications. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the development and optimization of new technologies; the scope of protection Prime Medicine is able to establish and maintain for intellectual property rights covering its Prime Editing technology; Prime Medicine’s ability to identify and enter into future license agreements and collaborations; the effect of unfavorable macroeconomic conditions or market volatility resulting from general economic, industry and market conditions, including rising interest rates, inflation, and adverse developments affecting the financial services industry; and Prime Medicine’s accumulated deficit and the expectation for continued operating losses and negative operating cash flows for the foreseeable future, including its expectations regarding the anticipated timeline of its cash runway and future financial performance. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Prime Medicine’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Prime Medicine’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Prime Medicine explicitly disclaims any obligation to update any forward-looking statements subject to any obligations under applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Prime Medicine Contacts:
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